Exhibit 99.1

NEWS RELEASE

Contact:	Thomas Kampfer Chief Financial Officer Tel: 949-453-6830 Email: investor_relations@mflex.com

MFLEX ANNOUNCES COMPLETION OF ACQUISITION BY

SUZHOU DONGSHAN PRECISION MANUFACTURING CO., LTD.

Irvine, CA, July 27, 2016 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX) (“MFLEX”), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today announced the completion of its previously announced acquisition by Suzhou Dongshan Precision Manufacturing Co., Ltd. (“DSBJ”) (SZSE: 002384), a diversified manufacturer headquartered in Suzhou, China. The transaction, valued at approximately $610 million on a fully diluted basis, was announced in February 2016. The completion of the transaction follows the receipt of all necessary shareholder and regulatory approvals.

Under the terms of the merger agreement regarding the transaction, MFLEX stockholders will receive $23.95 per share in cash for each share of MFLEX common stock held at the close of the transaction. With the completion of the acquisition, MFLEX has become an indirect, wholly owned subsidiary of DSBJ, and MFLEX common stock will be delisted and cease trading on NASDAQ before the open of market on July 27, 2016.

Reza Meshgin, Chief Executive Officer of MFLEX, commented, “We are pleased to complete this transaction and we are very excited about our future with DSBJ. I am confident that the MFLEX business unit is well positioned to contribute to the combined company’s success while supporting our customer’s future needs.”

“This transaction represents a new chapter and key milestone in DSBJ’s 35-year business history,” said Yuan Yonggang, Chairman and President of DSBJ. “In merging with MFLEX, we are creating a global technology and manufacturing leader with more than 16,000 employees, over two million square feet of manufacturing space, and a marquee customer list including the most respected OEMs in the U.S. and China. With the merger complete, we believe we can rapidly expand MFLEX’s brand and leadership in the mobility space, while accelerating incremental sales opportunities in the automotive, industrial, display and other fast-growing consumer segments.”

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Jefferies LLC served as exclusive financial advisor to MFLEX and DLA Piper LLP (US) served as its legal advisor. Citigroup Global Markets Inc. served as financial advisor to DSBJ and White & Case LLP served as its legal advisor.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the consumer electronics industry with manufacturing facilities in Suzhou, China. The Company provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its solutions within the consumer electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices.

About DSBJ

DSBJ was founded in 1980 as a stamping and sheet metal manufacturer, and has since grown into one of the largest suppliers of precision sheet metal components with its global headquarters in Suzhou, China. DSBJ produces a wide range of base station, enclosure and display products and solutions with application in telecommunications, consumer, industrial, medical and automotive industry market segments. DSBJ has been listed on the Shenzhen Stock Exchange (002384) since 2010, and had annual revenue of $646 million in 2015.

Forward-Looking Statements

This communication contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the

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forward-looking statements. Without limiting the foregoing, the words “expect,” “plan,” “believe,” “seek,” estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control, which could cause actual results to differ materially from such statements, including events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, its definitive proxy statement on Schedule 14A filed on April 28, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

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